Exhibit 99.1

LAZYDAYS REPORTS SECOND QUARTER 2024 RESULTS
Tampa, FL (August 15, 2024) – Lazydays (NasdaqCM: GORV) today reports results for the second quarter ended June 30, 2024.

John North, Chief Executive Officer, commented, "Our team has focused on maintaining healthy vehicle inventory, improving F&I per unit and achieving substantial total gross margin improvement sequentially. However, the seasonal improvement in sales volume we had anticipated to occur in the second quarter did not materialize. On a same-store basis, we saw a decline in both new and used unit volume relative to the first quarter, partially offset by significantly improved gross profit per unit sold reflecting the benefits of the inventory actions we took earlier this year. Our same store F&I was over $5,300 per unit, up 6.9%, despite average selling prices being lower by approximately 17% on a blended basis.

We have continued to focus on maintaining our healthy inventory position while increasing our efforts to procure more used units directly from consumers as trade-ins on vehicle sales have been off approximately 50% compared to our historical averages. As of today, our new inventory is comprised of 26% model year 2025 units and 69% model year 2024 units, with less than 140 2023 units remaining. Also of note, over 75% of our inventory is towable product, up from 70% at the same time last year.”

Commenting on operational changes since the end of the second quarter, John stated, “Given the current unit sales volume, we have implemented further cost reduction actions in August that should be substantially complete by the end of September. We anticipate these decisions will save approximately $25 million annually. We have also closed our Waller, Texas dealership, and consolidated our retail operations from two locations to one in the Surprise, Arizona market.

While these decisions are painful, they are necessary. Despite these two store actions, we remain enthusiastic about operating the rest of our best-in-class locations and will continue to adjust our expense structure as necessary to seek to match the revenue opportunities available. We would note that we are not contemplating, nor are we in discussions with counterparties regarding strategic transactions involving significant store divestitures or business combinations at this time.

As usual, I want to thank our entire team for delivering the improvements in operating results that are within our control and providing exceptional customer experiences as we await the market recovery. We remain confident in the earnings power of our company and look forward to unlocking its full potential as the industry recovers.”

Total revenue for the second quarter was $238.7 million compared to $308.4 million for the same period in 2023. Total revenue for the six months ended June 30, 2024 was $509.3 million compared to $604.0 million for the same period in 2023.

Net loss for the second quarter was $44.2 million compared to net income of $3.6 million for the same period in 2023. Adjusted net loss, a non-GAAP measure, was $18.4 million compared to adjusted net income of $3.9 million for the same period in 2023. Net loss per diluted share was $3.22 compared to net income per diluted share of $0.12 for the same period in 2023. Adjusted net loss per diluted share was $1.42 compared to adjusted net income per diluted share of $0.14 for the same period in 2023.

Net loss for the six months ended June 30, 2024 as $66.2 million compared to net income of $3.3 million for the same period in 2023. Adjusted net loss, a non-GAAP measure, was $46.5 million compared to adjusted net income of $5.1 million for the same period in 2023. Net loss per diluted share was $4.89 compared to net income per diluted share of $0.00 for the same period in 2023. Adjusted net loss per diluted share was $3.51 compared to adjusted net income per diluted share of $0.13 for the same period in 2023.

See Reconciliation of Non-GAAP Measures for additional details regarding our adjusted results of operations.

Balance Sheet and Strategic Update
After the end of the second quarter, we executed a temporary waiver related to our required financial covenants as of June 30, 2024. This waiver was approved by 100% of the lenders in our syndicated credit facility and provides additional runway to negotiate an amendment to the facility.

Earlier this week, we received a nonbinding commitment from the clients of Coliseum Capital Management to provide an additional $5 million in capital that will be added by increasing the mortgage loan facility we established in December 2023. The terms of the incremental advance are substantially similar to the terms of the existing mortgage loan facility and require no additional collateral to be added to the pool. In connection with the incremental advance, it is contemplated that Lazydays will issue warrants to clients of Coliseum Capital Management to purchase 666,667 shares of common stock at a price of $5.25 per share, subject to certain adjustments.

The special committee of independent directors established by our board of directors was advised by Stoel Rives LLP. Upon review, the special committee unanimously approved the nonbinding commitment to increase to the size of the mortgage loan facility and related warrant issuance.

Additionally, the special committee continues to seek sources of incremental capital from investors and has engaged Miller Buckfire, a Stifel company, to assist in the process. While we remain open to other potential transactions that are in the best interest of our shareholders, at the present time we have determined the most prudent course of action is to focus on strategic financing so that we maintain scale and gain additional flexibility to operate the attractive platform of dealership assets in our portfolio.

As a result of the upcoming expiration of the temporary waiver to our credit facility, we have presented our long-term debt in current portion as of June 30, 2024. We note that to date our lenders have not accelerated any amounts due or made any repayment demands beyond routine amounts required in the normal course of business.

Kelly Porter, Chief Financial Officer, stated, “We appreciate the continued flexibility from our syndicated lenders, as well as the increased support we received from Coliseum. We believe we have adequate liquidity to continue to navigate the current macroeconomic environment.”

Conference Call Information
We have scheduled a conference call at 8:30 AM Eastern Time on Friday, August 16, 2024 that will also be broadcast live over the internet.
The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.
About Lazydays
Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

With a strategic approach to rapid expansion, we are growing our network through both acquisitions and new builds. Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you're a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker "GORV."
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,”

“continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:
•Our efforts to procure more used units;
•Full year 2024 results, including anticipated cost savings;
•Our recent history of losses and our ability to continue as a going concern;
•The earnings power of our store base, and our unlocking of its full earnings potential;
•Our ability to generate additional sources of financing; and
•Our foundation to navigate the current macroeconomic environment.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout under the headers "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements, in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-Kand from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.
Non-GAAP Financial Measures

This press release contains non-GAAP financial measures such as EBITDA, adjusted cash flow from operations, adjusted costs applicable to revenue, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted income (loss) before income taxes, adjusted SG&A, and adjusted income (loss) from operations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, and also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the following tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

In addition, we have not reconciled our fiscal year 2024 EBITDA or adjusted operational cash flow expectations. These are provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures.
Contact:
investors@lazydays.com

Results of Operations

	Three Months Ended June 30,		Variance
(In thousands except share and per share amounts)	2024	2023	%
Revenues
New vehicle retail	$143,333	$182,752	(21.6)%
Pre-owned vehicle retail	60,908	90,991	(33.1)%
Vehicle wholesale	3,268	1,716	NM
Finance and insurance	16,041	17,742	(9.6)%
Service, body and parts and other	15,144	15,179	(0.2)%
Total revenues	238,694	308,380	(22.6)%
Cost applicable to revenues
New vehicle retail	130,138	158,144	(17.7)%
Pre-owned vehicle retail	49,446	72,425	(31.7)%
Vehicle wholesale	3,597	1,685	NM
Finance and insurance	644	810	(20.5)%
Service, body and parts and other	7,150	7,517	(4.9)%
LIFO	315	76	NM
Total cost applicable to revenues	191,290	240,657	(20.5)%
Gross profit	47,404	67,723	(30.0)%
Depreciation and amortization	4,956	4,459	11.1%
Selling, general, and administrative expenses	50,966	50,480	1.0%
(Loss) income from operations	(8,518)	12,784	(166.6)%
Other income (expense):
Floor plan interest expense	(5,708)	(5,835)	(2.2)%
Other interest expense	(5,837)	(2,083)	180.2%
Change in fair value of warrant liabilities	(337)	—	NM
Total other expense, net	(11,882)	(7,918)	50.1%
(Loss) income before income taxes	(20,400)	4,866	NM
Income tax expense	(23,821)	(1,306)	1,724.0%
Net (loss) income	(44,221)	3,560	NM
Dividends on Series A Convertible Preferred Stock	(2,031)	(1,196)	69.8%
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$(46,252)	$2,364	NM

(Loss) income per share:
Basic	$(3.22)	$0.12	NM
Diluted	$(3.22)	$0.12	NM
Weighted average shares used for EPS calculations:
Basic	14,374,897	14,181,659
Diluted	14,374,897	14,292,064
*NM - not meaningful

	Six Months Ended June 30,		Variance
(In thousands except share and per share amounts)	2024	2023	%
Revenues
New vehicle retail	$296,024	$359,499	(17.7)%
Pre-owned vehicle retail	140,484	175,766	(20.1)%
Vehicle wholesale	9,517	3,424	NM
Finance and insurance	34,370	34,623	(0.7)%
Service, body and parts and other	28,885	30,724	(6.0)%
Total revenues	509,280	604,036	(15.7)%
Cost applicable to revenues
New vehicle retail	277,193	311,475	(11.0)%
Pre-owned vehicle retail	119,645	139,953	(14.5)%
Vehicle wholesale	12,057	3,406	NM
Finance and insurance	1,337	1,503	(11.0)%
Service, body and parts and other	13,437	14,698	(8.6)%
LIFO	441	1,387	(68.2)%
Total cost applicable to revenues	424,110	472,422	(10.2)%
Gross profit	85,170	131,614	(35.3)%
Depreciation and amortization	10,417	8,862	17.5%
Selling, general, and administrative expenses	99,852	104,012	(4.0)%
(Loss) income from operations	(25,099)	18,740	(233.9)%
Other income (expense):
Floor plan interest expense	(13,384)	(11,366)	17.8%
Other interest expense	(10,360)	(3,783)	173.9%
Change in fair value of warrant liabilities	(337)	856	(139.4)%
Total other expense, net	(24,081)	(14,293)	68.5%
(Loss) income before income taxes	(49,180)	4,447	NM
Income tax expense	(17,021)	(1,163)	NM
Net (loss) income	(66,201)	3,284	NM
Dividends on Series A Convertible Preferred Stock	(4,015)	(2,380)	68.7%
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$(70,216)	$904	NM

(Loss) income per share:
Basic	$(4.89)	$0.05	NM
Diluted	$(4.89)	$—	NM
Weighted average shares used for EPS calculations:
Basic	14,371,787	13,066,607
Diluted	14,371,787	13,188,135
*NM - not meaningful

Total Results Summary

	Three Months Ended June 30,		Variance
	2024	2023
Gross profit margins
New vehicle retail	9.2%	13.5%	(430)	bps
Pre-owned vehicle retail	18.8%	20.4%	(160)	bps
Vehicle wholesale	(10.1)%	1.8%	NM
Finance and insurance	96.0%	95.4%	60	bps
Service, body and parts and other	52.8%	50.5%	230	bps
Total gross profit margin	19.9%	22.0%	(210)	bps
Total gross profit margin (excluding LIFO)	20.0%	22.0%	(200)	bps

Retail units sold
New vehicle retail	2,036	1,979	2.9%
Pre-owned vehicle retail	1,149	1,388	(17.2)%
Total retail units sold	3,185	3,367	(5.4)%

Average selling price per retail unit
New vehicle retail	$70,458	$92,346	(23.7)%
Pre-owned vehicle retail	53,009	65,555	(19.1)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$6,412	$12,552	(48.9)%
Pre-owned vehicle retail	9,976	13,461	(25.9)%
Finance and insurance	5,084	5,029	1.1%

Revenue mix
New vehicle retail	60.0%	59.3%
Pre-owned vehicle retail	25.5%	29.5%
Vehicle wholesale	1.4%	0.6%
Finance and insurance	6.7%	5.8%
Service, body and parts and other	6.3%	4.8%
	100.0%	100.0%

Gross profit mix
New vehicle retail	27.8%	36.3%
Pre-owned vehicle retail	24.2%	27.4%
Vehicle wholesale	(0.7)%	—%
Finance and insurance	32.5%	25.0%
Service, body and parts and other	16.9%	11.4%
LIFO	(0.7)%	(0.1)%
	100.0%	100.0%
*NM - not meaningful

	Six Months Ended June 30,		Variance
	2024	2023
Gross profit margins
New vehicle retail	6.4%	13.4%	(700)	bps
Pre-owned vehicle retail	14.8%	20.4%	(560)	bps
Vehicle wholesale	(26.7)%	0.5%	NM
Finance and insurance	96.1%	95.7%	40	bps
Service, body and parts and other	53.5%	52.2%	130	bps
Total gross profit margin	16.7%	21.8%	(510)	bps
Total gross profit margin (excluding LIFO)	16.8%	22.0%	(520)	bps

Retail units sold
New vehicle retail	4,091	3,959	3.3%
Pre-owned vehicle retail	2,616	2,692	(2.8)%
Total retail units sold	6,707	6,651	0.8%

Average selling price per retail unit
New vehicle retail	$72,389	$90,806	(20.3)%
Pre-owned vehicle retail	53,702	65,292	(17.8)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$4,569	$12,189	(62.5)%
Pre-owned vehicle retail	7,966	13,347	(40.3)%
Finance and insurance	5,044	4,980	1.3%

Revenue mix
New vehicle retail	58.1%	59.5%
Pre-owned vehicle retail	27.6%	29.1%
Vehicle wholesale	1.9%	0.6%
Finance and insurance	6.7%	5.7%
Service, body and parts and other	5.7%	5.1%
	100.0%	100.0%

Gross profit mix
New vehicle retail	22.1%	36.5%
Pre-owned vehicle retail	24.5%	27.2%
Vehicle wholesale	(3.0)%	—%
Finance and insurance	38.8%	25.2%
Service, body and parts and other	18.1%	12.2%
LIFO	(0.5)%	(1.1)%
	100.0%	100.0%
*NM - not meaningful

Other Metrics

	Adjusted		As Reported
	Three Months Ended June 30,		Three Months Ended June 30,
	2024	2023	2024	2023
SG&A as a % of revenue	20.9%	16.2%	21.4%	16.4%
SG&A as % of gross profit, excluding LIFO	104.5%	73.7%	106.8%	74.5%
(Loss) income from operations as a % of revenue	(3.0)%	4.3%	(3.6)%	4.1%
(Loss) income from operations as a % of gross profit, excluding LIFO	(14.9)%	19.7%	(17.9)%	18.9%
(Loss) income before income taxes as % of revenue	(7.8)%	1.8%	(8.5)%	1.6%
Net (loss) income as a % of revenue	(7.7)%	1.3%	(18.5)%	1.2%

	Adjusted		As Reported
	Six Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
SG&A as a % of revenue	19.3%	16.9%	19.6%	17.2%
SG&A as % of gross profit, excluding LIFO	114.6%	76.7%	116.6%	78.2%
(Loss) income from operations as a % of revenue	(4.5)%	3.7%	(4.9)%	3.1%
(Loss) income from operations as a % of gross profit, excluding LIFO	(26.8)%	16.7%	(29.3)%	14.1%
(Loss) income before income taxes as % of revenue	(9.2)%	1.2%	(9.7)%	0.7%
Net (loss) income as a % of revenue	(9.1)%	0.8%	(13.0)%	0.5%

Other Highlights

	June 30, 2024	December 31, 2023
Store Count
Dealerships	25	24

Days Supply*
New vehicle inventory	203	380
Pre-owned vehicle inventory	91	132
*Days supply calculated based on current inventory levels and a 90-day historical average cost of sales level.

Financial Covenants

	Requirement	June 30, 2024
Minimum liquidity	$31,000,000	$41,370,694

Same-Store Results Summary

	Three Months Ended June 30,		Variance
($ in thousands, except per vehicle data)	2024	2023
Revenues
New vehicle retail	$120,041	$172,156	(30.3)%
Pre-owned vehicle retail	50,041	86,900	(42.4)%
Vehicle wholesale	2,857	1,591	79.6%
Finance and insurance	13,741	16,930	(18.8)%
Service, body and parts and other	12,617	14,371	(12.2)%
Total revenues	$199,297	$291,948	(31.7)%

Gross profit
New vehicle retail	$10,194	$23,250	(56.2)%
Pre-owned vehicle retail	9,077	17,771	(48.9)%
Vehicle wholesale	(312)	31	NM
Finance and insurance	13,187	16,146	(18.3)%
Service, body and parts and other	6,530	6,883	(5.1)%
LIFO	(316)	(76)	315.8%
Total gross profit	$38,360	$64,005	(40.1)%

Gross profit margins
New vehicle retail	8.5%	13.5%	(500)	bps
Pre-owned vehicle retail	18.1%	20.4%	(230)	bps
Vehicle wholesale	(10.9)%	1.9%	NM
Finance and insurance	96.0%	95.4%	60	bps
Service, body and parts and other	51.8%	47.9%	390	bps
Total gross profit margin	19.2%	21.9%	(270)	bps
Total gross profit margin (excluding LIFO)	19.4%	21.9%	(250)	bps

Retail units sold
New vehicle retail	1,556	1,834	(15.2)%
Pre-owned vehicle retail	901	1,300	(30.7)%
Total retail units sold	2,457	3,134	(21.6)%

Average selling price per retail unit
New vehicle retail	$77,147	$93,580	(17.6)%
Pre-owned vehicle retail	55,539	66,342	(16.3)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$6,552	$12,744	(48.6)%
Pre-owned vehicle retail	10,075	13,566	(25.7)%
Finance and insurance	5,367	5,020	6.9%
*NM - not meaningful

	Six Months Ended June 30,		Variance
(In thousands, except per vehicle data)	2024	2023
Revenues
New vehicle retail	$250,866	$341,930	(26.6)%
Pre-owned vehicle retail	116,756	168,425	(30.7)%
Vehicle wholesale	7,903	3,249	143.2%
Finance and insurance	29,280	33,283	(12.0)%
Service, body and parts and other	24,482	29,136	(16.0)%
Total revenues	$429,287	$576,023	(25.5)%

Gross profit
New vehicle retail	$15,091	$45,730	(67.0)%
Pre-owned vehicle retail	16,806	34,328	(51.0)%
Vehicle wholesale	(1,838)	15	NM
Finance and insurance	28,120	31,827	(11.6)%
Service, body and parts and other	13,039	14,882	(12.4)%
LIFO	(441)	(1,387)	(68.2)%
Total gross profit	$70,777	$125,395	(43.6)%

Gross profit margins
New vehicle retail	6.0%	13.4%	(740)	bps
Pre-owned vehicle retail	14.4%	20.4%	(600)	bps
Vehicle wholesale	(23.3)%	0.5%	NM
Finance and insurance	96.0%	95.6%	40	bps
Service, body and parts and other	53.3%	51.1%	220	bps
Total gross profit margin	16.5%	21.8%	(530)	bps
Total gross profit margin (excluding LIFO)	16.6%	22.0%	(540)	bps

Retail units sold
New vehicle retail	3,192	3,707	(13.9)%
Pre-owned vehicle retail	2,092	2,530	(17.3)%
Total retail units sold	5,284	6,237	(15.3)%

Average selling price per retail unit
New vehicle retail	$78,592	$92,406	(14.9)%
Pre-owned vehicle retail	55,811	66,016	(15.5)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$4,728	$12,438	(62.0)%
Pre-owned vehicle retail	8,033	13,465	(40.3)%
Finance and insurance	5,322	5,013	6.2%
*NM - not meaningful

Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2024	December 31, 2023
Current assets
Cash	$42,022	$58,085
Receivables, net of allowance for doubtful accounts	28,806	22,694
Inventories	314,382	456,087
Income tax receivable	6,675	7,416
Prepaid expenses and other	4,907	2,614
Total current assets	396,792	546,896

Long-term assets
Property and equipment, net	272,297	265,726
Operating lease assets	23,629	26,377
Intangible assets, net	76,477	80,546
Other assets	3,173	2,750
Deferred income tax asset	—	15,444
Total assets	$772,368	$937,739

Current liabilities
Floor plan notes payable	$330,967	$446,783
Revolving line of credit, current portion	44,500	—
Other current liabilities	131,083	53,194
Total current liabilities	506,550	499,977

Long-term liabilities
Financing liability, non-current portion, net	91,509	91,401
Revolving line of credit, non-current portion	—	49,500
Long-term debt, non-current portion, net	—	28,075
Related party debt, non-current portion, net	—	33,354
Warrant liabilities	5,244	—
Other long-term liabilities	20,859	22,242
Total liabilities	624,162	724,549

Series A Convertible Preferred Stock	60,208	56,193
Stockholders' Equity	87,998	156,997
Total liabilities and stockholders' equity	$772,368	$937,739

Future maturities of long-term debt are as follows:

(In thousands)
Remainder of 2024	$5,578
2025	771
2026	45,326
2027	886
2028	950
Thereafter	20,358
Total	$73,869
The above schedule reflects contractual maturities, but for financial reporting, long-term debt, and related party debt have been classified as current as described in Note 2 and Note 7 to the Condensed Consolidated Financial Statements.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2024	2023
Operating Activities
Net (loss) income	$(66,201)	$3,284
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	1,104	1,639
Bad debt expense	76	9
Depreciation and amortization of property and equipment	6,346	5,195
Amortization of intangible assets	4,070	3,667
Amortization of debt discount	506	655
Non-cash operating lease (benefit) expense	(217)	93
Gain on sale of property and equipment	(2,950)	—
Deferred income taxes	16,375	(147)
Change in fair value of warrant liabilities	337	(856)
Impairment charges	—	538
Changes in operating assets and liabilities:
Receivables	(6,188)	(3,424)
Inventories	141,705	(4,346)
Prepaid expenses and other	(2,293)	(2,712)
Income tax receivable/payable	744	1,239
Other assets	(424)	(390)
Accounts payable	1,920	3,744
Accrued expenses and other current liabilities	6,405	2,517
Total adjustments	167,516	7,421
Net cash provided by operating activities	$101,315	$10,705

	Six Months Ended June 30,
(In thousands)	2024	2023
Net cash provided by operating activities, as reported	$101,315	$10,705
Net repayments on floor plan notes payable	(114,824)	(44,293)
Minus borrowings on floor plan notes payable associated with acquired new inventory	—	(4,271)
Plus net increase to floor plan offset account	—	40,000
Net cash (used in) provided by operating activities, as adjusted	$(13,509)	$2,141

Reconciliation of Non-GAAP Measures

	Three months ended June 30, 2024
($ in thousands, except per share amounts)	As reported	Loss on change in fair value of warrant liabilities	LIFO	Transaction costs	Severance and transition costs	Deferred Tax Valuation Allowance	Adjusted
Costs applicable to revenue	$191,290	$—	$(315)	$—	$—	$—	$190,975
Selling, general and administrative expenses	50,966	—	—	(1,073)	(7)	—	49,886
(Loss) income from operations	(8,518)	—	315	1,073	7	—	(7,123)
Change in fair value of warrant liabilities	(337)	337	—	—	—	—	—
(Loss) income before income taxes	(20,400)	337	315	1,073	7	—	(18,668)
Income tax (expense) benefit	(23,821)	(5)	(5)	(16)	—	24,096	249
Net (loss) income	(44,221)	332	310	1,057	7	24,096	(18,419)
Dividends on Series A Convertible Preferred Stock	(2,031)	—	—	—	—	—	(2,031)
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$(46,252)	$332	$310	$1,057	$7	$24,096	$(20,450)

Diluted loss per share	$(3.22)						$(1.42)
Shares used for diluted calculation	14,374,897						14,374,897

	Three months ended June 30, 2023
($ in thousands, except per share amounts)	As reported	LIFO	Transaction costs	Storm Reserve	Adjusted
Costs applicable to revenue	$240,657	$(76)	$—	$—	$240,581
Selling, general and administrative expenses	50,480	—	(209)	(300)	49,971
Income from operations	12,784	76	209	300	13,369
Income before income taxes	4,866	76	209	300	5,451
Income tax expense	(1,306)	(48)	(51)	(106)	(1,511)
Net income	3,560	28	158	194	3,940
Dividends on Series A Convertible Preferred Stock	(1,196)	—	—	—	(1,196)
Net income and comprehensive income attributable to common stock and participating securities	$2,364	$28	$158	$194	$2,744

Diluted earnings per share	$0.12				$0.14
Shares used for diluted calculation	14,292,064				14,292,064

	Six months ended June 30, 2024
($ in thousands, except per share amounts)	As reported	Loss on change in fair value of warrant liabilities	LIFO	Transaction costs	Severance and transition costs	Deferred Tax Valuation Allowance	Adjusted
Costs applicable to revenue	$424,110	$—	$(441)	$—	$—	$—	$423,669
Selling, general and administrative expenses	99,852	—	—	(1,630)	(99)	—	98,123
(Loss) income from operations	(25,099)	—	441	1,630	99	—	(22,929)
Change in fair value of warrant liabilities	(337)	337	—	—	—	—	—
(Loss) income before income taxes	(49,180)	337	441	1,630	99	—	(46,673)
Income tax (expense) benefit	(17,021)	(3)	(5)	(17)	(1)	17,261	214
Net (loss) income	(66,201)	334	436	1,613	98	17,261	(46,459)
Dividends on Series A Convertible Preferred Stock	(4,015)	—	—	—	—	—	(4,015)
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$(70,216)	$334	$436	$1,613	$98	$17,261	$(50,474)

Diluted loss per share	$(4.89)						$(3.51)
Shares used for diluted calculation	14,371,787						14,371,787

	Six months ended June 30, 2023
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Transaction costs	Severance and transition costs	Impairment charge	Storm Reserve	Adjusted
Costs applicable to revenue	$472,422	$—	$(1,387)	$—	$—	$—	$—	$471,035
Selling, general and administrative expenses	104,012	—	—	(471)	(653)	(629)	(300)	101,959
Income from operations	18,740	—	1,387	471	653	629	300	22,180
Gain on change in fair value of warrant liabilities	856	(856)	—	—	—	—	—	—
Income before income taxes	4,447	(856)	1,387	471	653	629	300	7,031
Income tax expense	(1,163)	—	(296)	(101)	(124)	(119)	(106)	(1,909)
Net income (loss)	3,284	(856)	1,091	370	529	510	194	5,122
Dividends on Series A Convertible Preferred Stock	(2,380)	—	—	—	—	—	—	(2,380)
Net income (loss) and comprehensive income (loss) attributable to common stock and participating securities	$904	$(856)	$1,091	$370	$529	$510	$194	$2,742

Diluted income per share	$—							$0.13
Shares used for diluted calculation	13,188,135							13,188,135